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                                                                     Exhibit 5.1


                    [Letterhead of Pillsbury Winthrop LLP]



                                 April 30, 2001



Better Minerals & Aggregates Company
U.S. Silica Company
BMAC Services Co., Inc.
Better Materials Corporation
BMC Trucking, Inc.
Chippewa Farms Corporation
George F. Pettinos, Inc.
Ottawa Silica Company
Pennsylvania Glass Sand Corporation
The Fulton Land and Timber Company
Stone Materials Company, LLC
Commercial Aggregates Transportation and Sales, LLC

c/o Better Minerals & Aggregates Company
Route 522 North, P.O. Box 187
Berkeley Springs, West Virginia  25411

Ladies and Gentlemen:

     We have acted as counsel to Better Minerals & Aggregates Company, a Delaware corporation (the "Company"), U.S. Silica Company, BMAC Services Co., Inc., BMC Trucking, Inc., George F. Pettinos, Inc., Ottawa Silica Company and Pennsylvania Glass Sand Corporation, each a Delaware corporation, Better Materials Corporation, Chippewa Farms Corporation, The Fulton Land and Timber Company, each a Pennsylvania corporation, and Stone Materials Company, LLC and Commercial Aggregates Transportation and Sales, LLC, each a Delaware limited liability company (individually, a "Guarantor" and, collectively, the "Guarantors") in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act").
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     The prospectus that is a part of the Registration Statement will only be used by Chase Securities Inc., the Company's affiliate, in connection with offers and sales related to market-making transactions of an indeterminate amount of the Company's 13% Senior Subordinated Notes due 2009 (the "Notes") and the related guarantees of the Notes by the Guarantors (individually, a "Guarantee" and, collectively, the "Guarantees"). The Notes and the Guarantees have been issued pursuant to an Indenture dated as of October 1, 1999 (as amended and supplemented, the "Indenture") among the Company, the Guarantors and The Bank of New York, as trustee.

     In our capacity as such counsel, we have reviewed the Indenture, the form of the Notes, the Registration Statement and such other corporate records, agreements, documents and other instruments of the Company and the Guarantors, and satisfied ourselves as to such other matters, as we have deemed necessary or appropriate as a basis for this opinion. In such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have assumed that each of the Company and the Guarantors is validly existing and in good standing under the laws of its respective jurisdiction of organization.

     Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (i) the Notes constitute the valid and legally binding obligations of the Company and (ii) the Guarantees constitute the valid and legally binding obligations of the Guarantors.

     We are members of the Bar of the State of New York and, for purposes of this opinion, do not hold ourselves out as experts on the law of any jurisdiction other than the law of the State of New York and the Delaware General Corporation Law. This opinion is limited to matters governed by the law of the State of New York and the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                              Very truly yours,



                              Pillsbury Winthrop LLP

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